UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 26, 2008
PERFORMANCE FOOD GROUP COMPANY
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia		23238

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
          On February 26, 2008, Performance Food Group Company, a Tennessee corporation (the “Company”), issued a press release announcing its earnings results for the three and twelve months ended December 29, 2007, the text of which is furnished herewith as Exhibit 99.1.
          The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s disclosure regarding its expected range of earnings per share diluted for the 2008 fiscal year, the Company is disclosing its expected range of earnings per share diluted for the 2008 fiscal year excluding the impact of costs associated with the previously announced closure of its Magee, Mississippi broadline distribution facility. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP.
          The Company believes that this non-GAAP financial measure will be useful to investors by providing them with additional information that will allow them to compare the Company’s 2007 earnings per share diluted to its currently estimated earnings per share diluted for 2008 by excluding costs that are not expected to be recurring and that are not related to the Company’s core business operations. Management will exclude these costs when evaluating the Company’s actual results of operations in 2008 against management’s current internal estimates related to expected 2008 performance.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
99.1	Press Release of Performance Food Group Company dated February 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: February 26, 2008

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Performance Food Group Company dated February 26, 2008